Exhibit 10.11

[ILLEGIBLE]	Distributed by Blumberg Excelsior Inc

This Lease made the 12th day of July 2002 between FRED & JOSEPH SCALAMANDRE REAL ESTATE, with offices at 157 Albany Avenue, Freeport, NY 11520 hereinafter referred to us LANDLORD, and

ISLANDER IMPORTS & PACKAGING, INC.

hereinafter jointly, severally and collectively referred to as TENANT.

Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord  Premises

In the building known as 102 Buffalo Avenue, Freeport, NY 11520 to be used and accupied by the Tenant

Warehousing & Storage

and for no other purpose, for a term to commence on August 2002 and to end on                   unless sooner terminated as hereinafter provided, at the ANNUAL RENT of
August 7, 2002  - August  6, 2003  6,000.00 [ILLEGIBLE]  (Year 1)  $72,000 **
August 7, 2003  -  August  6, 2004  7,333.33                         (Year 2)  $88, 000 **
August 7, 2004  -  August  6, 2005  8,666.67                         (Year 3)  $104,000 **

** – plus General, Village and School Taxes

all payable in equal monthly instalments in advance on the first day of each and every calendar month during said term, except the first instalment, which shall be paid upon the execution hereof.

THE TENANT JOINTLY AND SEVERALLY COVENANTS:

FIRST.—That the Tenant will pay the rent as above provided.

REPAIRS OBLIGATIONS AND VIOLATIONS ENTRY [ILLEGIBLE] LANDLORD
SECOND.—That, throughout said term the Tenant will take good care of the demised premises, fixtures and [ILLEGIBLE], and all alterations, additions and improvements to either; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be, in quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant’s occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premesis for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the Landlord to erect, use, maintain, repair and replace pipes and conduits in  the demised premises and to the floors above and below; forever indemnity and save harmless the Landlord for and against  any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice “To Let” to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

MOVING INJURY SURRENDER NEGATIVE COVENANTS OBSTRUCTION SIGNS AIR CONDITIONING
THIRD.—That the Tenant will not disfigure or deface any part of the building, or suffer the same to be done, except so far as may be necessary to afix such trade fixtures as are herein consented to by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either sell, assign, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant’s employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of the risk, nor in violation of any law or ordinance. That the Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatis shall be installed or used without the prior written consent of Landlord.

IT IS MUTUALLY COVENANTED AND AGREED, THAT

FIRE CLAUSE
FOURTH.—If the demised premises shall be partfully damaged by fire or other cause without the fault or neglect of Tenant. Tenant’s servants, employees, agents, visitors or licensees, the damage shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord’s insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of “Labor troubles”, or any other cause beyond Landlord’s control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall he given as in Paragraph Twelve hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall lapse the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of the lease under the conditions provided for in the sentence immediately preceding. Tenant’s liability for rent shall cense as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in [ILLEGIBLE] thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

[ILLEGIBLE]
FIIFTH.—If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cense from the time when possession of the part so [ILLEGIBLE] shall be required for such public purpose and without apportionment of award, the Tenant hereby assigning to the Landlord all right and claim to any such award, the current rent, however, in such case to be apportioned.

LEASE NOT IN EFFECT DEFAULTS TEN DAY NOTICE
SIXTH.—If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a “general assignment” or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant’s property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or “additional rent” or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days’ notice of intention to and the term of this lease, and thereupon at the expiration of said ten days’ (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tennant shall remain liable as hereinafter provided.

[ILLEGIBLE] LANDLORD RELATING WAIVER BY TENANT
          If the Tenant shall make default in the payment of the rent reserved hereunder, or any them of “additional rent” herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days’ permit, the Landlord may immediately, or if any time thereafter; re-enter the demised premises and remove all persons and all or, any property therefrom, either by summary dispossess proceedings, or by any suitable nation or proceeding  at law, or by XXX or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any each case or in the event that this lease be “terminated” before the commencment of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord’s own account, or may, at the Landlord’s option, re-let the demised premises or any part or parts thereof for as the agent of the ‘Tenant, and receive the rents therefor, applying the same [ILLEGIBLE] to the payment of such expenses as the Landlord may [ILLEGIBLE], and then to the [ILLEGIBLE] of the covenants as the Tenant herein, and the balance, if any, at the expiration of the term first [ILLEGIBLE] provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability, in the event that the term of this lease shall expliro as above in this [ILLEGIBLE] “Sixth” provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for the Landlord’s own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, amt the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and “additional rent” reserved herein, less the avails of relating. If any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above [ILLEGIBLE], that is, upon each of such rent days the Tenant shall pay [ILLEGIBLE] Landlord the amount of deflelency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter [ILLEGIBLE] by the Landlord against the Tenant in respect to the demised premised. The words “re-enter” and “re-entry” as used in this lease are not restricted to the technical legal meaning.

[ILLEGIBLE] ARE CUMULATIVE
          In the event of a breach or the [ILLEGIBLE] breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at low or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

LANDLORD MAY PERFORM ADDITIONAL RENT
          SEVENTH. — If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of [ILLEGIBLE] [ILLEGIBLE] be [ILLEGIBLE] against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material [ILLEGIBLE] to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fall to take such action as shall cause such [ILLEGIBLE] to be discharged within fifteen days after the filling of such notice, the Landlord may pay the amount of such [ILLEGIBLE] or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the [ILLEGIBLE] to [ILLEGIBLE] an appropriate action to enforce the [ILLEGIBLE] claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the landlord as in the use of water, electric current or sprinkler superelsory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be “additional rent” for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day or any succeeding month. The receipt by the Landlord of any installment of the regular stipulated rent hereunder or any of said “additional rent” shall not be a waiver of any other “additional rent” then due.

AS TO WAIVERS
          EIGHTH. — The failure of the Landlord or Tenant to insist. In any one or more [ILLEGIBLE] upon a strict performance of any of the [ILLEGIBLE] of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

COLLECTION OF RENT FROM OTHERS
          NINTH. — If this lease he assigned, or if the demised premises or any part thereof be [ILLEGIBLE] or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the rent amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and under letting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the [ILLEGIBLE] herein contained on the part of the Tenant.

MORTGAGES
          TENTH. — This lease shall be subject and subordinate at all times, to the [ILLEGIBLE] of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the [ILLEGIBLE] of any mortgage or mortgages which at any time may be made a [ILLEGIBLE] upon the premises. The Tenant will execute and deliver such further instrument or instruments subordinating  this lease to the [ILLEGIBLE] of any such mortgage or mortgages as shall be desired by any mortgage or proposed mortgage. The Tenant hereby appoints the Landlord the attorney-In-fact of the Tenant, irrevocable, to execute and deliver any such Instrument or Instruments for the Tenant.

IMPROVEMENTS
          ELEVENTH. — All improvements made by the Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and conditions as they were when installed, reasonable wear and damages by the elements excepted.

NOTICES
          TWELFTH. — Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered [ILLEGIBLE] addressed to the respective parties at the addresses set forth in this lease. Notice is also acceptable if made by overnight courier or facsimile transmission.

NO LIABILITY
          THIRTEENTH. — The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, [ILLEGIBLE] for injury, or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, not for interference with light or other [ILLEGIBLE] [ILLEGIBLE] by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building, for which Landlord is not insured.

NO ABATEMENT
          FOURTEENTH. — No [ILLEGIBLE] or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various “services” if any, herein expressly or [ILLEGIBLE] agreed to be furnished by the Landlord to the Tenant. It is agreed that there shall be no [ILLEGIBLE] or abatement of the rent, or any other compensation, for interruption or [ILLEGIBLE] of such “service” when such interruption or [ILLEGIBLE] shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such “service” or to same other cause, not gross negligence on the part of the Landlord. No such interruption or [ILLEGIBLE] of any such “service” shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such “services” during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or [ILLEGIBLE] of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

RULES, ETC.
          FIFTEENTH. — The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things. The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant’s employees, and for the Tenant’s shipping. The Landlord may make such other and further rules and regulations as, in the Landlord’s judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein. The Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

SHORTING OF WALLS
          SIXTEENTH. — In the event that an excavation shall be made for building or other purposes upon land adjacent to the demised premises or shall be contemplated to be made, the Tenant shall afford to the person or persons causing or to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the demised premises from injury and to support the same by proper foundations.

VAULT SPACE
          SEVENTEENTH. — No vaults or space not within the property line of the building are leased hereunder. Landlord makes no representation as to the location of the property line of the building. Such vaults or space as Tenant may be permitted to use or occupy are to be used or occupied under a revocable License and if such license be revoked by the Landlord as to the use of part or all of the vaults or space Landlord shall not be subject to any liability; Tenant shall not be entitled to any compensation or reduction in rent nor shall this be deemed constructive or actual [ILLEGIBLE]. Any tax, fee or charge of municipal or other authorities for such vaults or space shall be paid by the Tenant for the period of the Tenant’s use or occupancy thereof.

ENTRY
          EIGHTEENTH. — That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord’s agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord’s agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary of permissible hereunder, the Landlord or the Landlord’s agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant’s property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected. Reasonable notice of entry shall be given by Landlord to Tenant.

[ILLEGIBLE] SENTATIONS
          NINETEENTH. — The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument may not be changed, modified, discharged or terminated orally.

ATTORNEY’S FEES
          TWENTIETH. — If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys feed and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be “additional rent” hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

POSSESSION
          TWENTY-FIRST. — Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason: In such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

THE TENANT FURTHER COVENANTS:

IF A FIRST FLOOR
          TWENTY-SECOND.— If the demised premises or any part thereof consist of a store, or of a first floor, or of any part thereof, the Tenant will keep the sidewalk and curb in front thereof clean at all times and free from snow and ice, and will keep insured in favor of the Landlord, all plate glass therein and furnish the Landlord with policies of insurance covering the same.

INCREASES FIRE INSURANCE RATE
          TWENTY-THIRD.— If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, the fire insurance rate shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date for this lease, first above specified. In any action or proceeding wherein the Landlord and Tenant are parties, it schedule or “make up” of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or other body making fire Insurance rates for the demised premises, shall in prima facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the demised premises.

WATER RENT SEWER
          TWENTY-FOURTH.— If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefore are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therefore, the Tenant’s proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agreed to pay as additional rent the Tenant’s proportionate part determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

ELECTRIC CURRENT
          TWENTY-FIFTH.—That the Tenant will purchase from the Landlord. If the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same, as the amount of consumption shall be indicated by the meter furnished therefore. The price for said current shall be the same as that charged for consumption similar to that of the Tenant by the company supplying electricity in the same community. Payments shall be due as and when bills shall be rendered. The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant.

SPRINKLER SYSTEM
          TWENTY-SIXTH.—If there now is or shall be installed in said building a “sprinkler system” the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire  Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange of by any Fire Insurance Company, the Tenant will at the Tenant’s own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. As additional rent hereunder the Tenant will pay in the Landlord, annually in advance, throughout the term $…………………….., toward the contract price for sprinkler supervisory service.

SECURITY
          TWENTY-SEVENTH.—The sum of $12,000 Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

INSURANCE
          TWENTY-EIGHTH.—This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

BROKERS COMMISSIONS	X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X

WINDOW CLEANING
          THIRTIETH.—The Tenant agrees that it will not require, permit, suffer, nor allow the cleaning of any window, or windows, in the demised premises from the outside (within the meaning of Section 202 of the Labor Law) unless the equipment and safety devices required by law, ordinance, regulation or rule, including, without limitation. Section 202 of the New York Labor Law, are provided and used, and unless the rules, or any supplemental rules of the Industrial Board of the State of New York are fully compiled with; and the Tenant hereby agrees to indemnify the Landlord, Owner, Agent, Manager and/or Superintendent, as a result of the Tenant’s requiring, permitting, suffering or allowing any window, or windows in the demised premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulations and/or rules.

VALIDITY	THIRTY-FIRST.—The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

EXECUTION & DELIVERY OF LEASE
          THIRTY-SECOND.—In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

EXTERIOR OF PREMISES
          THIRTY-THIRD.—The Tenant will keep clean and polished all metal, trim, marble and stonework which are a part of the exterior of the premises, using such materials and methods as the Landlord may direct, and if the Tenant shall fall to comply with the provisions of this paragraph, the Landlord may cause such work to be done at the expense of the Tenant.

PLATE GLASS
          THIRTY-FOURTH.—The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

WAR EMERGENCY
          THIRTY-FIFTH.—This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected. Impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason or governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

QUIET POSSESSION
          FIRST.—That if and so long as the Tenant pays the rent and “additional rent” reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.

ELEVATOR DEAL	XX X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X X

RIDER (8 pages) is annexed hereto and made a part herein. If the terms of the Rider are inconsistent with the preprinted Lease, the Rider shall govern.

          And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administration.

In Witness Whereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written.

	/s/ Fred Scalamandre /s/ Joseph Scalamandre	[I.. S.]
	FRED & JOSEPH SCALAMANDRE REAL ESTATE	Landlord
IN PRESENCE OF:

[I.. S.]
	ISLANDER IMPORTS & PACKAGING, INC	Tenant

Multi-Tenant Commercial Building

RIDER TO LEASE DATED JULY 12, 2002 BETWEEN FRED & JOSEPH SCALAMANDRE, as Landlord, and ISLANDER IMPORTS & PACKAGING, INC. as Tenant.

Tenant:
36.          If this Lease shall be in full force and effect on the expiration date of the original term, Tenant may elect to renew this Lease upon the same terms and conditions for a period of three (3) years with a five percent (5%) per annum increase in the rent during the option term, beginning with the expiration of the original term. To exercise the election Tenant shall give the Landlord notice in writing of the election at least 180 days prior to the expiration of the original term. The net annual rent (not including taxes, insurances or utilities) during the renewal term shall be $109,200 for renewal year one; $114,600 for renewal year two; and $120,393 for renewal year three.

37.          At any time subsequent to the original term of this Lease and prior to the expiration of the renewal term, Tenant shall have the option to purchase the demised premises from Landlord and its successors in interest at the price of $3,200,000. To exercise the election, Tenant shall give the Landlord notice in writing of the election within 180 days from the expiration of the 3rd renewal year. At the time of election, Tenant shall furnish Landlord with a deposit check in the amount of 10% of the purchase price. Such option shall expire at the end of this period. Landlord shall retain its rights to freely convey and sell the demised premises at any time during the original or renewal period, provided Tenant is granted the right of first refusal to match the price offered to Landlord for the purchase of the demised premises.

38.          Tenant represents that Metro Realty Services, LLC brought Tenant to Landlord and/or participated in negotiations which resulted in the within lease. Tenant hereby agrees to indemnify and hold Landlord harmless from any claim, liability or expense, including reasonable attorneys’ fees, in connection with any claim by any broker contending to have acted for or on behalf of the Tenant.

39.          The premises herein are leased to and accepted by Tenant in their “as is” condition and it is expressly understood that Landlord has made no representations, warranties or statements of any kind with respect to the condition of the premises or any of its equipment. The tenant acknowledges it has fully inspected the demised building and the Tenant hereby accepts the demised premises and the building and improvement situated thereon as suitable for the purpose for which the same are leased, in its present condition. To the best of the Landlord’s knowledge, all systems including the HVAC, plumbing, electrical, sprinkler, and doors are in good working order on the day that the Tenant takes possession.

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40.          Tenant shall pay to Landlord, as additional rent, 42.50% of all real estate taxes, village taxes and school taxes as are assessed on the buildings described as 90 Mill Road/102 Buffalo Road. Although Tenant’s actual possession is 51% of the entire space of these buildings, Tenant shall be obligated to pay Landlord for 42.50% of the entire tax billings for these buildings. In addition, Tenant shall be responsible to pay Landlord for any increase in those taxes over their base Tax year of 2002, which is set forth below and made a part of this lease as Exhibit “A”:

General Taxes (Fiscal Year 1/1/02 thru 12/31/02)	$18,029.34
School Taxes (Fiscal Year 7/1/01 thru 6/30/02)	$85,180.09
Village Taxes (Fiscal Year 3/1/02 thru 2/28/03)	$28,846.98
Total Taxes Base Year	$132,056.41

The Base Year Tax Obligation is computed is follows:

Total Tax x 42.50% or $132,056.41 x 42.50% = 56,123.97, which is broken down as follows:

General Taxes (Base Year)	$7,662.47
School Taxes (Base year)	36,201.54
Village Taxes (Base year)	12,259.96

The taxes will be billed on a monthly, quarterly, or bi-annual basis as received from the taxing agencies. Tenant will pay taxes in the time and format that they are billed.

41.          Any statement in this leased contained as to the nature of the business to be conducted by the Tenant in this demised premises shall not be deemed or construed to constitute a representation or guarantee by the Landlord that such business is lawful or permissible. Tenant shall, at its own cost and expense, and upon its own responsibility, apply for and obtain any necessary permits and other licensed, if any, required for the use, conduct and maintenance of the business to be conducted in the Demised premises and shall comply with all municipal rules and regulations which respect to Tenant’s use of the premises. Tenant shall give Landlord prompt notice of any notice it receives of any violation of any law or municipal requirement with respect to the Demised Premises or use and occupancy thereof.

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42.          In addition to any other obligation imposed upon Tenant by reason of any other provisions of this relating thereto, Tenant covenants and agrees that should it store combustible or inflammable materials in the Demised premises, Tenant will, at its own cost and expense, obtain all licenses therefore as may be required by any governmental authority, bureau, agency and/or department having jurisdiction thereover. Tenant will furthermore comply with all laws, directives and regulations of said governmental authorities applicable to the storage of said combustible or inflammable materials.

43.          Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the premises by Tenant, its agents, employees, contractors, or invitees, except, as such hazardous materials are necessary for Tenant’s business. Any and all containers therefore, shall be used, kept, stored and disposed of in a manner that complies with all federal, state, and local laws or regulations applicable to any such Hazardous Material.

44.          Tenant shall not discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any material into the atmosphere, ground, sewer system, or any body of water, or cause such material to pollute or contaminate the premises or adversely affect the health, welfare, or safety of persons, whether located on the premises or elsewhere; or the condition, use or enjoyment of the building or any other real or personal property.

    (a)     As used herein, the term “Hazardous Material” means:
(i)         Any “hazardous waste” as defined by the Resource conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder;
(ii)        Any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder;
(iii)       Any oil, petroleum products, and their by-products; and
(iv)       Any substance which is or becomes regulated by any federal, state, or local governmental authority.
 (b)   Tenant agrees that they shall be fully liable for all costs and expenses related to the use, storage, and disposal of Hazardous Material kept on the premises by the Tenant, and the Tenant. (AND INDIVIDUAL IF CORPORATE TENANT) shall give immediate notice to the Landlord of any violation or potential violation of the provisions of herein. Tenant shall defend, indemnify, and hold harmless Landlord and its Agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses, including, without limitation, attorneys and consultant fees, court costs and litigation expenses, of whatever kind or nature, known or unknown, contingent or otherwise arising out of or in any way related to the following which is caused by Tenant but not its predecessors:

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(i)        The presence, disposal, release or threatened release of any such Hazardous Material which is on, from or affects soil, water, vegetation, buildings, personal property, persons or otherwise;
(ii)       Any personal injury, including wrongful death, or property damage, real or personal, arising out of or related to such Hazardous Material;
(iii)      Any lawsuit brought or threatened, settlement reached, or governmental order relating to such Hazardous Material; or
(iv)     Any violation of any laws applicable thereto. The provisions of this paragraph shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

45.          If the Landlord or any successor-in-interest shall be an individual, joint venture, tenants-in-common, firm or partnership, general or limited, there shall be no personal liability of such individual or on the members of such joint ventures, tenants-in-common, firm or partnership in respect to any of the covenants or conditions of this Lease. The Tenant shall look solely to the equity of the Landlord in the property for the satisfaction of the remedies of the event of a breach by the Landlord of any of the covenants or conditions of this lease.

46.          In any case where the Landlord shall expend any reasonable sum of money in order to cure any default after 10 days notice to the Tenant under this lease, the Tenant shall repay to the Landlord, as additional Rent, such monies expended by the Landlord. Together with interest thereof at the legal rate of interest, and same shall be due and payable with said interest with the next installment of Base Rent coming due on the next rent date after such payment. Tenant hereby agrees that Landlord may use any security monies to pay any expenses for curing such default by Tenant, whatever it may be.

47.          Tenant shall, at its own cost and expense, procure and maintain during the entire term of this agreement, and any extension thereof, public liability insurance from a reputable company licensed to do business in the State of New York, which policy shall be in the sum of $1,000,000.00 as to a single person and $2,000,000.00 as to a single occurrence and $500,000.00 property damage, and shall name both Landlord and Tenant as insured thereby. Said policy shall be evidenced by a duplicate original policy or certificate deposited with the Landlord as of the date of the commencement of the term of this agreement. Upon failure on their own application thereof, the amount of the premium, if paid by Landlord, shall be due and payable with the rent installment next due, and shall be considered as Additional Rent reserved hereunder. The foregoing coverages may be included under a blanket policy covering other locations.

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48.          Landlord shall procure and maintain during the entire term of this lease, fire insurance with extended coverage, vandalism and malicious mischief coverage, rent insurance and related coverage’s for the Landlord’s entire premises, of which the premised premises is a part, in an amount up to the full market of replacement value of Landlord’s entire building and improvements, as determined solely by the Landlord, but in no event in an amount less than the amount required by any lender at any time holding a mortgage upon such premises. Tenant shall pay, as and for additional rent hereunder, 100% of Landlord’s entire premium cost for such insurance covering Tenant’s occupied area. Landlord shall render a bill to Tenant for such additional rent, and the same shall be due and payable by the Tenant to the Landlord the first day of the month following Landlord’s rendering of such bill therefore, the same being collectible with the same remedies as if originally reserved as rent hereunder as “additional rent”. In the event the premiums for any insurance obtained or maintained by Landlord shall be increased because of the nature of Tenant’s business, then Tenant shall, upon demand by Landlord, compensate Landlord for the amount of such increase, as “additional rent”.

49.          It is hereby expressly covenanted and agreed by and between the parties hereto that the Tenant shall not be entitled to any abatement or rent or rental value or diminution of rent in any action between the parties hereto or in any summary proceedings for the nonpayment of rent or in any other covenant contained in this lease on its part to be performed and that in any action by the Landlord for rent or additional rent and in any summary proceedings for nonpayment or rent or in any other action or proceedings, the Tenant shall not have the right or set-off, recoupment or counterclaim for any damages which the Tenant may have sustained by reason of the Landlord’s failure to perform any of the terms, covenants and conditions contained in this lease on its part to be performed or for any other cause. The Tenant shall be relegated to an independent action for damages and such independent action shall not at any time be brought or consolidated with any action or proceeding instituted by the Landlord. In addition to any such action or summary proceeding brought by the Landlord for the collection of rent or for the nonpayment of rent, the Tenant does hereby waive and agree not to introduce any defense or counterclaim which the Tenant now has or hereafter may have, except the defense of payment. The Tenant, however, shall have the right to litigate any such claim in some independent action therefore, and such independent action shall at no time be joined or consolidated with any action or summary proceeding for nonpayment of rent. This provision shall not apply in the event of total or partial destruction of the major portion of the leased premises.

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50.          If any month’s installment of Base Rent or Additional Rent is paid after the fifth (5th) day of the month, there shall be a late charge to be applied as further Additional Rent as follows:

10% of the Base Monthly rent for each and every month that any portion of the Base Rent or Additional Rent remains unpaid.

51.          Tenant shall not be permitted to make any structural changes with the demises premises without the written approval of the Landlord herein and shall be fully responsible and pay damages for any damages running from such changes. A breach of this clause shall be considered a material breach in the terms of this lease.

52.          The Landlord shall not, under any circumstances, be liable to pay for any work, labor or services rendered or materials furnished to or for the account of the Tenant upon or in connection with the Demised Premises, and no mechanic’s lien or other lien for work, labor or services rendered or materials furnished to or for the account of the Tenant, shall under any circumstances attach to or affect the reversionary or other estate or interest of the Landlord in and to the Demised premises or in and to any buildings, alterations, repairs or improvements erected or made thereon. Any mechanic’s lien  filed against the Demised premises for work claimed to have been done for or materials claimed to have been furnished to the Tenant shall be removed by the Tenant by bonding, discharge, or otherwise within twenty (20) days after written notice thereof by Landlord to Tenant.

53.          The tenant shall, at its own cost and expanse, keep in good repair and maintain in safe condition and free from dirt, snow, ice, rubbish and other accumulations, obstructions and encumbrances, the sidewalks, parking lot, and curbs in front of the Demised premises.

54.          In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

55.          Should there be any conflict between any provisions in the printed portion of this lease as compared to the typewritten (word processed) portion, then the terms, covenants and conditions in the typewritten (word processed) portion shall be controlling hereunder.

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56.          Tenant agrees that it will not cause  or permit trucks or vehicles to be parked in front of the demised premises, other than for the specific deliveries or pickups, it being the intention to beep the approach to the demises premises and other units within the Landlord’s entire  factory building for the free approach of trucks and vehicles for deliveries and pickups to all tenants.

57.          All rent shall be paid to the Landlord on the first (1st) day or each and every month when due, without the Landlord making specific demand therefore, the same being delivered or mailed to the Landlord’s address set forth herein or at any other place the Landlord may designate in writing. All notices under this lease agreement shall be personally delivered or sent by certified or registered mail with return receipt requested or by overnight courier or by facsimile transmission and by ordinary mail to the aforesaid address of the Landlord, and to the Tenant at the Demised Premises with copies to Demon DiSimone, Esq. At 157 Albany Avenue, Freeport, NY 11520 (Fax 516.868.1290) and Sandra M. Gumerove, Esq. at 42 Marian Lane, Jericho, NY 11753 (Fax 516.822.3516).

58.          In addition to and in amplification of paragraph “twentieth” or this agreement, an attorney’s fee of One Thousand ($1,000.00) Dollars for each action or proceeding plus out-of-pocket costs and disbursements shall  be deemed reasonable in amount, and said expenses may be anticipated and incorporated in such action of proceeding as if the same were then due and payable as additional rent.

59.          Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days prior notice, to execute and deliver to the other a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the base net rent and additional rent have been paid and stating whether or not, to the knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and if so, specifying each such default of which signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by the other with whom the party requesting such certificate may be dealing.

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60.          Tenant has deposited the sum of $18,000 with the Landlord as security for the faithful performance of all covenants and conditions of the lease by said Tenant. If Tenant defaults in the obligation to Tenant to pay Base Rent or Additional Rent (additional rent for the purposes of this provision limited to Taxes and any insurance premiums required to be paid by Tenant hereunder), Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent or Additional Rent as to which Tenant is in default before or after summary proceedings or other re-Entry by Landlord. If all or any portion of the security deposit is so used or applied by Landlord, Tenant shall deliver to Landlord an amount equal to such sum, so that at all times the security deposit shall be $12,000. If Tenant shall fully and faithfully observe and perform all the terms, covenanted and conditions of this lease, the security shall be returned to Tenant after the end of the terms of this lease and the delivery or possession of the Premises to Landlord. Landlord shall have the right to transfer the security to any vendee or transferee of the Premises, and upon delivery to Tenant of a writing indicating such transfer, and the transferee’s agreement to assume Landlord’s obligation under this lease, Landlord shall be deemed released by Tenant from all liability for the return of such security and Tenant agrees to look to such new owner or Landlord for return of said security.

61.           Tenant agrees to pay for all costs associated with utilities including, but not limited to, gas, water, electric, etc. as may be consumed for the use of Tenant. In addition, Tenant will be responsible for all costs associated with maintenance of the fire alarm/sprinkler system as may be required for the term of this lease.

62.           Should Landlord receive a reduction in taxes as a result of a tax grievance grant for any taxes accruing during the term of this lease, Landlord shall forward such tax savings to Tenant on a proportionate share basis as set forth in paragraph 40 above, less Tenant’s proportionate share of attorney’s fees and other costs associated with processing the tax grievance case.

63.           Tenant may sublease the premises or any portion thereof to any businesses owned by or affiliated with Tenant, provided Landlord is notified of such sublease and all insurance requirements are met by Sublessor.

LANDLORD,

BY:	/s/ Fred Scalamandre /s/ Joseph Scalamandre
FRED & JOSEPH SCALAMANDRE
REAL ESTATE

TENANT,

BY:
ISLANDER IMPORTS & PACKAGING,
INC.

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